SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 9, 2001

                            5TH AVENUE CHANNEL CORP.
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             (Exact name of registrant as specified in its charter)

    FLORIDA                     0-25896                    59-3175814
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State or other               (Commission               (IRS Employer
jurisdiction of              File Number)              Identification No.)
                             incorporation)

3957 N.E. 163RD STREET, MIAMI, FLORIDA                              33160
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(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (305) 947-3010

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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         (a) Former Independent Accountant

         Effective March 9, 2001 Rachlin, Cohen & Holtz, LLP (Rachlin) was dismissed as our independent accountant. The decision to change accountant was recommended by the audit committee and approved by the Board of Directors of the Company.

         Rachlin's audit report on the Company's consolidated financial statements as of December 31, 1999 was modified subject to certain liquidity and profitability considerations. Concurrently, Rachlin reported to the Company's audit committee matters coming to their attention relating to significant deficiencies in the internal controls that, in their judgment, could adversely affect the Company's ability to develop reliable consolidated financial statements. As noted in their audit report (opinion) dated March 28, 2000, the consolidated financial statements referred to above presented fairly, in all material respects, the Company's financial position as of December 31, 1999 and the results of its operations and cash flows for each of the two years in the period then ended. Hence, these matters did not have an adverse affect on the Company's consolidated financial statements during the afore-mentioned period.

         We have not had any disagreement with Rachlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Rachlin would have caused it to make reference to such disagreement in its report.

         (b) New Independent Accountant

         On March 9, 2001 5th Avenue Channel Corp. retained the accounting firm of Kaufman, Rossin & Co., as its independent accountant to review the Company's financial statements and corresponding 10-QSB/A for the quarter ended September 30, 2000, and to examine the Company's financial statements and review the corresponding 10-KSB for the year ended December 31, 2000.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  March 14, 2001                     5th Avenue Channel Corp.

                                          By: /s/ MELVIN ROSEN
                                              --------------------
                                              Melvin Rosen
                                              President

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